EXHIBIT 99.1

Steelcase Reports Third Quarter Results - Revenue and Earnings Exceed Expectations

Strong Growth Projected for Fourth Quarter

GRAND RAPIDS, Mich., Dec. 16, 2010 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported third quarter revenue of $672.6 million and net income of $18.3 million, or $0.14 per share, both ahead of company estimates. Excluding restructuring costs, adjusted earnings equaled $0.18 per share. Steelcase reported $616.1 million of revenue and break-even net income in the third quarter of the prior year.

Organic revenue growth in the third quarter was 15 percent over the prior year after adjusting for negative impacts of $(21) million from the deconsolidation of dealers completed in the last twelve months and approximately $(10) million related to unfavorable currency translation effects.  Growth was prevalent across most geographies and vertical markets.

"Our strong recovery continues to be fueled by the improving stability of the economies around the world coupled with the portfolio of innovative solutions we offer our customers," said James P. Hackett, president and CEO.  "Our International segment posted organic growth of 20 percent, led by strong performance in Germany, France and the Asia Pacific region, while North America had broad-based organic growth of 16 percent."

Current quarter operating income of $26.8 million represents an improvement of $12.0 million over the prior year operating income of $14.8 million, which included $4.3 million of income associated with an increase in cash surrender value of variable life company-owned life insurance policies ("variable life COLI income"). Current quarter results include $(8.0) million of restructuring costs compared to $(4.8) million of restructuring costs in the prior year.   Adjusted for these items, third quarter adjusted operating income of $34.8 million improved $19.5 million compared to the prior year driven by organic revenue growth.

"With the improved demand patterns, we are able to demonstrate the earnings power of a much fitter business model," said David C. Sylvester, vice president and CFO. "Operating margins, excluding restructuring costs, reached 6.8 percent in North America and 5.5 percent in International, where we continue to invest in emerging markets."

Cost of sales improved to 68.7 percent of revenue in the current quarter compared with 70.8 percent in the prior year. The benefits from previous restructuring activities and higher absorption of fixed costs associated with the revenue growth in the quarter were partially offset by higher commodity costs and lower variable life COLI income compared to prior year.

Operating expenses in the third quarter were $176.0 million compared with $160.4 million in the prior year which included the favorable impacts of variable life COLI income. Current quarter expenses increased largely due to higher variable compensation expense.

Other income, net of $3.8 million in the current quarter includes variable life COLI income, which is now recorded as a non-operating item given the designation of these assets as an additional source of corporate liquidity.

Income tax expense for the third quarter included benefits associated with the IDEO ownership transition described below and higher non-taxable COLI income.

Cash, short-term investments and the cash surrender value of variable life company-owned life insurance totaled $303 million and total debt was $299 million at the end of the third quarter.

Subsequent Events

On November 30, 2010, the company completed the sale of a facility in Canada, which generated $25 million of cash and resulted in an $11 million pre-tax gain. The gain will be reflected as a fourth quarter restructuring item in the North America segment and will result in approximately $4 million of incremental variable compensation expense, which will be recorded in cost of sales and operating expenses. The company is leasing back a small portion of the facility to support its current level of activity.

On December 14, 2010, the company transitioned a controlling interest of IDEO to certain members of its management pursuant to an agreement entered into during fiscal 2008. The company retained a 20 percent equity interest in IDEO. This transaction generated $30 million of cash and is expected to result in a pre-tax gain of approximately $9 million, net of incremental variable compensation expense.   Beginning in the fourth quarter, the company will no longer consolidate the operations of IDEO and will record its share of IDEO's earnings as equity in income of unconsolidated ventures in other income, net.

"IDEO has been part of the Steelcase family since 1996, and this relationship has provided a strategic advantage for Steelcase as we worked together to advance the cause of user-centered design," Mr. Hackett said. "We are happy that the IDEO management team is in a position to take a controlling interest and equally happy that Steelcase and IDEO will continue to have an alliance. We wish them continued success."

Outlook

Orders grew by more than 20 percent in the International and North America segments in the third quarter, compared to the prior year. The company expects fourth quarter fiscal 2011 revenue to reflect typical seasonal patterns and be in the range of $580 to $605 million. This estimate includes an assumption of approximately $(7) million from unfavorable currency translation effects compared to the prior year. The company reported revenue of $551.9 million in the fourth quarter of fiscal 2010, which included $43 million of revenue from IDEO and a dealer which has since been deconsolidated. Adjusting for these impacts, the company projects organic revenue growth in the range of 16 to 21 percent over the prior year.

Steelcase expects to report net income of $0.11 to $0.15 per share for the fourth quarter of fiscal 2011, including a net restructuring credit of approximately $0.02 per share. In addition, this estimate includes approximately $0.05 per share related to the IDEO ownership transition gain, net of incremental variable compensation expense. Steelcase reported a net loss of $(0.10) per share in the fourth quarter of fiscal 2010.

Mr. Hackett concluded, "Looking forward, we are encouraged by our prospects to realize continued growth in a broader economic recovery, which seems to be gaining additional traction around the world, and we remain committed to strengthening the fitness of our business model."

BUSINESS SEGMENT RESULTS
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	November 26, 2010	November 27, 2009	% Change	November 26, 2010	November 27, 2009	% Change
Revenue
North America (1)	$ 358.4	$ 328.0	9.3%	$ 973.4	$ 944.9	3.0%
International (2)	201.9	178.7	13.0%	499.3	477.9	4.5%
Other (3)	112.3	109.4	2.7%	341.5	317.0	7.7%
Consolidated revenue	$ 672.6	$ 616.1	9.2%	$ 1,814.2	$ 1,739.8	4.3%

Operating income (loss)
North America	$ 21.8	$ 18.8		$ 44.6	$ 58.8
International	6.6	(0.2)		(14.0)	(25.7)
Other	5.5	--		21.2	(10.8)
Corporate (4)	(7.1)	(3.8)		(19.9)	(13.7)
Consolidated operating income (loss)	$ 26.8	$ 14.8		$ 31.9	$ 8.6

Operating income percent	4.0%	2.4%		1.8%	0.5%

Business Segment Footnotes

  The North America segment serves customers in the U.S. and Canada mainly through independent dealers. The North America segment includes a portfolio of integrated architecture, furniture and technology solutions marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Turnstone, Details and Nurture by Steelcase brands.
  The International segment serves customers outside of the U.S. and Canada primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.
  The Other category includes the Coalesse Group, PolyVision and IDEO. The Coalesse Group consists of the Coalesse and Designtex brands.
  Corporate expenses include unallocated portions of executive and shared services functions such as information technology, human resources, finance, legal, research and development and corporate facilities.

YEAR OVER YEAR ORGANIC REVENUE GROWTH BY SEGMENT
Q3 2011 vs. Q3 2010
	Steelcase Inc.	North America	International	Other category

Q3 2010 revenue, reported	$ 616.1	$ 328.0	$ 178.7	$ 109.4
Dealer deconsolidations	(21.0)	(21.0)	--	--
Currency translation effect*	(10.0)	1.0	(11.0)	--
Adjusted Q3 2010 revenue	585.1	308.0	167.7	109.4
Q3 2011 revenue, reported	672.6	358.4	201.9	112.3
Organic growth $	$ 87.5	$ 50.4	$ 34.2	$ 2.9
Organic growth %	15%	16%	20%	3%

* Currency translation effects represent the estimated net effect of translating Q3 2010 foreign currency revenues using the average exchange rates during Q3 2011.

YEAR OVER YEAR ORGANIC GROWTH
Q3 YTD 2011 vs. Q3 YTD 2010
	Steelcase Inc.

Q3 YTD 2010 revenue, reported	$ 1,739.8
Dealer deconsolidations	(48.0)
Currency translation effect*	(15.0)
Adjusted Q3 YTD 2010 revenue	1,676.8
Q3 YTD 2011 revenue, reported	1,814.2
Organic growth $	$ 137.4
Organic growth %	8%

* Currency translation effects represent the estimated net tax effect of translating Q3 2010, Q2 2010 and Q1 2010 foreign currency revenues using the average exchange rate during Q3 2011, Q2 2011 and Q1 2011, respectively.

PROJECTED ORGANIC REVENUE GROWTH
Q4 2011 vs. Q4 2010
	Steelcase Inc.

Q4 2010 revenue, reported	$ 552
Dealer deconsolidation	(14)
IDEO revenue	(29)
Currency translation effect**	(7)
Adjusted Q4 2010 revenue	502
Q4 2011 revenue, projected	580 - 605
Organic growth $	$ 78 - 103
Organic growth %	16% - 21%

** Currency translation effects represent the estimated net effect of translating Q4 2010 foreign currency revenues using the exchange rate at the end of Q3 2011.

STEELCASE INC.
ADJUSTED EARNINGS PER SHARE	Q3 2011
Earnings per share, reported	$ 0.14
Restructuring costs, net of tax, per share	0.04
Adjusted earnings per share	$ 0.18

IDEO OWNERSHIP TRANSITION	Q4 2011
Projected pre-tax gain, net of incremental variable compensation expense	$ 9
Projected impact of transaction on net income	$ 6
Projected impact of transaction on earnings per share	$ 0.05

ADJUSTED OPERATING INCOME (LOSS) (% OF REVENUE) BY SEGMENT
(in millions)

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 26, 2010		November 27, 2009		November 26, 2010		November 27, 2009

Revenue	$ 672.6	100.0%	$ 616.1	100.0%	$1,814.2	100.0%	$1,739.8	100.0%
Cost of sales	461.8	68.7	436.1	70.8	1,258.1	69.3	1,226.2	70.5
Restructuring costs	6.9	1.0	2.5	0.4	20.1	1.1	15.5	0.9
Gross profit	203.9	30.3	177.5	28.8	536.0	29.6	498.1	28.6
Operating expenses	176.0	26.1	160.4	26.0	500.7	27.6	480.0	27.6
Restructuring costs	1.1	0.2	2.3	0.4	3.4	0.2	9.5	0.5
Operating income (loss)	$ 26.8	4.0%	$ 14.8	2.4%	$ 31.9	1.8%	$ 8.6	0.5%
Add: restructuring costs	8.0	1.2	4.8	0.8	23.5	1.3	25.0	1.4
Less: variable life COLI income*	--	--	4.3	0.7	--	--	31.3	1.8
Adjusted operating income (loss)	$ 34.8	5.2%	$ 15.3	2.5%	$ 55.4	3.1%	$ 2.3	0.1%

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

North America
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 26, 2010		November 27, 2009		November 26, 2010		November 27, 2009

Revenue	$ 358.4	100.0%	$ 328.0	100.0%	$ 973.4	100.0%	$ 944.9	100.0%
Cost of sales	253.4	70.7	233.8	71.2	692.0	71.1	664.4	70.3
Restructuring costs	2.4	0.7	0.5	0.2	5.7	0.6	4.5	0.5
Gross profit	102.6	28.6	93.7	28.6	275.7	28.3	276.0	29.2
Operating expenses	80.6	22.5	74.8	22.9	230.3	23.6	214.3	22.7
Restructuring costs	0.2	0.0	0.1	0.0	0.8	0.1	2.9	0.3
Operating income (loss)	$ 21.8	6.1%	$ 18.8	5.7%	$ 44.6	4.6%	$ 58.8	6.2%
Add: restructuring costs	2.6	0.7	0.6	0.2	6.5	0.7	7.4	0.8
Less: variable life COLI income*	--	--	4.3	1.3	--	--	31.1	3.3
Adjusted operating income (loss)	$ 24.4	6.8%	$ 15.1	4.6%	$ 51.1	5.3%	$ 35.1	3.7%

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

International
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 26, 2010		November 27, 2009		November 26, 2010		November 27, 2009

Revenue	$ 201.9	100.0%	$ 178.7	100.0%	$ 499.3	100.0%	$ 477.9	100.0%
Cost of sales	138.0	68.4	124.8	69.8	352.0	70.5	339.0	70.9
Restructuring costs	4.1	2.0	1.2	0.7	13.8	2.8	8.1	1.7
Gross profit	59.8	29.6	52.7	29.5	133.5	26.7	130.8	27.4
Operating expenses	52.8	26.1	51.0	28.5	146.5	29.3	152.3	31.9
Restructuring costs	0.4	0.2	1.9	1.1	1.0	0.2	4.2	0.9
Operating income (loss)	$ 6.6	3.3%	$ (0.2)	(0.1%)	$ (14.0)	(2.8%)	$ (25.7)	(5.4%)
Add: restructuring costs	4.5	2.2	3.1	1.8	14.8	3.0	12.3	2.6
Less: variable life COLI income*	--	--	--	--	--	--	--	--
Adjusted operating income (loss)	$ 11.1	5.5%	$ 2.9	1.7%	$ 0.8	0.2%	$ (13.4)	(2.8%)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Other
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 26, 2010		November 27, 2009		November 26, 2010		November 27, 2009

Revenue	$ 112.3	100.0%	$ 109.4	100.0%	$ 341.5	100.0%	$ 317.0	100.0%
Cost of sales	70.4	62.7	77.5	70.9	214.1	62.7	222.8	70.3
Restructuring costs	0.4	0.4	0.8	0.7	0.6	0.2	2.9	0.9
Gross profit	41.5	36.9	31.1	28.4	126.8	37.1	91.3	28.8
Operating expenses	35.5	31.6	30.8	28.1	104.0	30.4	99.7	31.5
Restructuring costs	0.5	0.4	0.3	0.3	1.6	0.5	2.4	0.7
Operating income (loss)	$ 5.5	4.9%	$ --	--%	$ 21.2	6.2%	$ (10.8)	(3.4%)
Add: restructuring costs	0.9	0.8	1.1	1.0	2.2	0.7	5.3	1.6
Less: variable life COLI income*	--	--	--	--	--	--	--	--
Adjusted operating income (loss)	$ 6.4	5.7%	$ 1.1	1.0%	$ 23.4	6.9%	$ (5.5)	(1.8%)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Corporate
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 26, 2010		November 27, 2009		November 26, 2010		November 27, 2009

Operating expenses	$ 7.1		$ 3.8		$ 19.9		$ 13.7
Add: restructuring costs	--		--		--		--
Less: variable life COLI income*	--		--		--		0.2
Adjusted operating income (loss)	$ (7.1)		$ (3.8)		$ (19.9)		$ (13.9)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Webcast

Steelcase will discuss third quarter fiscal year 2011 results and business outlook on a conference call and webcast at 10:00 a.m. EST tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after the press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth, which represents the change in revenue over the prior year excluding currency translation effects, the impact of dealer deconsolidations and the IDEO ownership transition; (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring items and income associated with changes in the cash surrender value of variable life company-owned life insurance policies (variable life COLI income); and (3) adjusted earnings per share, which represents earnings per share, excluding restructuring items.    These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

Steelcase Inc. helps create great experiences - wherever work happens.  Our brands offer a comprehensive portfolio of workplace furnishings, products and services, inspired by nearly 100 years of insight gained serving the world's leading organizations. We are globally accessible through a network of channels, including over 650 dealers. We design for social, economic and environmental sustainability.  Steelcase is a global, publicly traded company leading our industry with fiscal 2010 revenue of $2.3 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7606

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	November 26,	November 27,	November 26,	November 27,
	2010	2009	2010	2009

Revenue	$ 672.6	$ 616.1	$ 1,814.2	$ 1,739.8
Cost of sales	461.8	436.1	1,258.1	1,226.2
Restructuring costs	6.9	2.5	20.1	15.5
Gross profit	203.9	177.5	536.0	498.1
Operating expenses	176.0	160.4	500.7	480.0
Restructuring costs	1.1	2.3	3.4	9.5
Operating income (loss)	26.8	14.8	31.9	8.6
Interest expense	(4.8)	(4.5)	(13.9)	(13.5)
Other income (expense), net	3.8	(2.7)	14.3	(0.8)
Income (loss) before income taxes	25.8	7.6	32.3	(5.7)
Income tax expense (benefit)	7.5	7.6	22.3	(5.7)
Net income (loss) - Reported	$ 18.3	$ --	$ 10.0	$ --

Basic and diluted per share data:
Basic earnings per share - Reported	$ 0.14	$ --	$ 0.07	$ --
Diluted earnings per share - Reported	$ 0.14	$ --	$ 0.07	$ --
Dividends declared and paid per common share	$ 0.04	$ 0.04	$ 0.12	$ 0.16
Weighted average shares outstanding - basic	133.0	132.8	133.0	133.0
Weighted average shares outstanding - diluted	133.0	132.8	133.0	133.0

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)
	November 26,	February 26,
ASSETS	2010	2010
Current assets:
Cash and cash equivalents	$ 119.0	$ 111.1
Short-term investments	75.4	68.2
Accounts receivable, net	301.2	242.5
Deferred income taxes	48.8	49.6
Inventories	128.3	98.4
Other current assets	53.7	65.7
Total current assets	726.4	635.5

Property and equipment, net	387.6	415.7
Company-owned life insurance	220.3	209.6
Deferred income taxes	137.8	144.5
Goodwill and other intangible assets, net	201.9	208.8
Other assets	76.3	63.1
Total assets	$ 1,750.3	$ 1,677.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 191.6	$ 159.2
Short-term borrowings and current portion of long-term debt	256.5	7.4
Accrued expenses:
Employee compensation	128.6	99.1
Other	172.5	146.9
Total current liabilities	749.2	412.6

Long-term liabilities:
Long-term debt less current maturities	42.1	293.4
Employee benefit plan obligations	172.3	189.5
Other long-term liabilities	75.6	84.1
Total long-term liabilities	290.0	567.0
Total liabilities	1,039.2	979.6

Shareholders' equity:
Common stock	58.0	57.0
Additional paid-in capital	13.6	8.2
Accumulated other comprehensive loss	(4.6)	(17.9)
Retained earnings	644.1	650.3
Total shareholders' equity	711.1	697.6
Total liabilities and shareholders' equity	$ 1,750.3	$ 1,677.2

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Nine Months Ended
	November 26,	November 27,
	2010	2009

OPERATING ACTIVITIES
Net income	$ 10.0	$ --
Depreciation and amortization	49.1	55.6
Changes in cash surrender value of company-owned life insurance	(10.7)	(35.5)
Changes in deferred income taxes	6.9	(7.0)
Changes in accounts receivable, net, inventories and accounts payable	(68.7)	32.7
Changes in employee compensation liabilities	20.6	(39.2)
Changes in other operating assets and liabilities	33.3	(29.9)
Other, net	18.0	(2.9)

Net cash provided by (used in) operating activities	58.5	(19.2)

INVESTING ACTIVITIES
Capital expenditures	(33.3)	(26.5)
Purchases of short-term investments	(14.8)	(3.9)
Liquidations of short-term investments	3.9	14.9
Proceeds from the disposal of fixed assets	14.3	6.4
Other, net	(3.5)	2.1

Net cash provided by (used in) investing activities	(33.4)	(7.0)

FINANCING ACTIVITIES
Borrowings of long-term debt	0.4	47.0
Dividends paid	(16.2)	(21.5)
Common stock repurchases	--	(4.3)
Other, net	(2.1)	(2.0)

Net cash provided by (used in) financing activities	(17.9)	19.2

Effect of exchange rate changes on cash and cash equivalents	0.7	3.5

Net increase (decrease) in cash and cash equivalents	7.9	(3.5)
Cash and cash equivalents, beginning of period	111.1	117.6
Cash and cash equivalents, end of period	$ 119.0	$ 114.1
CONTACT:  Steelcase Inc.
          Investor Contact:
          Raj Mehan, Investor Relations
            (616) 698-4734
          Media Contact:
          Jeanine Holquist, Public Relations
            (616) 698-3765